Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) dated this 11th day of February, 2024, by and between Armistice Capital Master Fund Ltd. (the “Seller”) and Sunshine Biopharma, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Seller is the holder of warrants (the “May 2023 Warrants”) to purchase 11,904,762 shares of common stock of the Company, dated May 16, 2023;

WHEREAS, the Company and the Seller desire to have the Seller sell the May 2023 Warrants for an aggregate purchase price of $2,361,596.00, as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. Upon closing of this Agreement, which will occur substantially simultaneously with execution of this Agreement (the “Closing”), the Seller shall sell the May 2023 Warrants to the Company for the aggregate purchase price of $2,361,596.00 (the “Purchase Price”). Without limiting the generality of the foregoing, upon the Closing, the Company shall pay the Purchase Price to the Seller by wire transfer of immediately available funds, and the May 2023 Warrants will be deemed cancelled and terminated in all respects (including, without limitation, Section 5 thereof).

2. Seller hereby permanently waives Section 4.11(b) of the securities purchase agreement, dated May 12, 2023, between the Company and the Seller.

3. Seller represents and warrants to the Company that Seller is the record and beneficial holder of the May 2023 Warrants and owns the May 2023 Warrants free and clear of all liens.

4. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

5. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Seller and the Company hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of New York over any dispute relating to this Agreement and Seller and the Company each hereby irrevocably agree that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.

6. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Agreement. A signature delivered by facsimile shall constitute an original.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Seller:

Armistice Capital Master Fund Ltd.

By: /s/ Steven Boyd

Name: Steven Boyd

Title: CIO of Armistice Capital, LLC, the Investment Manager

Company:

Sunshine Biopharma, Inc.

By: /s/ Dr. Steve Slilaty

Name: Dr. Steve Slilaty

Title: Chief Executive Officer

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